Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940

We, as members of management of Firstar REIT Fund (the "Fund"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Fund's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of March 30, 2001, and from March 10, 2001 through March 30, 2001.

Based on this evaluation, we assert that the Fund was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of March 30, 2001, and from March 10, 2001 through March 30, 2001, with respect to securities reflected in the investment account of the Fund.


Firstar Funds, Inc.


By: /s/Laura Rauman
    -------------------------
    Name of Company Official

    Vice President
    -------------------------
    Title

    05/16/01
    -------------------------
    Date



By: /s/Joseph C. Neuberger
    -------------------------
    Name of Company Official

    Assistant Treasurer
    -------------------------
    Title

    05/18/01
    -------------------------
    Date